                                  EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                           FIRST SEISMIC CORPORATION


                                   ARTICLE I

     The name of the corporation is FIRST SEISMIC Corporation (hereinafter referred to as the "Corporation").


                                   ARTICLE II

     The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.


                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                   ARTICLE IV

     Section 1. AUTHORIZED SHARES. The number of shares of capital stock of all classes which the Corporation shall have authority to issue is thirty million (30,000,000) shares, of which twenty million (20,000,000) shares shall be of a class designated as Common Stock, with a par value of One Cent ($.01) per share, and ten million (10,000,000) shares shall be of a class designated as Preferred Stock, with a par value of One Dollar ($1.00).

     Section 2. DESIGNATIONS, POWERS AND PREFERENCES. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock are as follows:

                 A. PREFERRED STOCK. Shares of Preferred Stock may be issued in one or more series at such time or times as the Board of Directors may determine. All shares of any one series of Preferred Stock shall be of equal rank and identical in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative. The number of authorized shares of preferred stock may be increased or decreased by the affirmative vote of a majority of the stock of the Corporation entitled to vote without the separate vote of holders of

Preferred Stock as a class. Subject to the limitations hereof and the limitation prescribed by law, the Board of Directors is expressly authorized to fix from time to time, by resolution or resolutions adopted prior to the issuance of and providing for the establishment and/or issuance of any series of Preferred Stock, the designation of such series and the powers, preferences, and rights of such series, and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each such series shall include, but shall not be limited to, determination of the following:

                     (i) The distinctive serial designation and number of shares comprising each such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed one million (1,000,000), which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by action of the Board of Directors;

                     (ii) The rate of dividends, if any, on the shares of that series, whether dividends shall be non-cumulative, cumulative to the extent earned or cumulative (and, if cumulative, from which date or dates), whether dividends shall be payable in cash, property, or rights, or in shares of the Corporation's capital stock, and the relative shares of priority, if any, of payment of dividends on shares of that series over shares of any other series;

                     (iii) Whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, the event or events upon or after which they shall be redeemable or at whose option they shall be redeemable, and the amount per share payable in case of redemption (which amount may vary under different conditions and at different redemption dates) or the property or rights, including securities of any other corporation, payable in case of redemption;

                     (iv) Whether that series shall have sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts payable into such sinking fund;

                     (v) The rights to which the holders of the shares of that series shall be entitled in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series in any such event;

                     (vi) Whether the shares of that series shall be convertible into or exchangeable for shares of stock of any other class or any other series and, if so, the terms and conditions of such conversion or exchange, including the rate or rates of conversion or exchange, the date or dates upon or after which they shall be convertible or exchangeable or at whose option they shall be convertible or exchangeable, and the method (if any) of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

                     (vii) Whether the issuance of any additional shares of such series shall be subject to restrictions, or whether any shares of any other series shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series;

                     (viii) Voting rights, if any, including, without limitation, the authority to confer multiple votes per share, voting rights as to specified matters or issues or, subject to the provisions of this Certificate of Incorporation, voting rights to be exercised either together with holders of common stock as a single class, or independently as a separate class; and

                     (ix) Any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation and to the full extent now or hereafter permitted by the laws of the State of Delaware.

                 B. COMMON STOCK. Subject to all of the rights of the Preferred Stock, and except as may be provided with respect to the Preferred Stock herein, by law or by the Board of Directors pursuant to this Article IV:

                     (i) Dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends.

                     (ii) The holders of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote; and

                     (iii) Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

                 C. PREEMPTIVE RIGHTS. No holder of any stock of the Corporation of any class shall have the preemptive right to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into or exchangeable for stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of dividend.


                                   ARTICLE V

     For the management of the business and for the conduct of the affairs of the Corporation, and in further creation, definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders, it is further provided.

     Section 1. ELECTIONS OF DIRECTORS. Elections of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

     Section 2. NUMBER, ELECTION, AND TERMS OF DIRECTORS. Except as otherwise fixed pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws, provided, however, that the number of directors shall at no time be less than three nor greater than nine. The directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws, Class I to hold office initially for a term expiring at the annual meeting of stockholders to be held during the fiscal year ending in 1991, Class II to hold office initially for a term expiring at the annual meeting of stockholders to be held during the fiscal year ending in 1992, and Class III to hold office initially for a term expiring at the annual meeting of stockholders to be held during the fiscal year ending in 1993, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

     Section 3. STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES. Advance notice of nominations for the election of directors, other than by the Board of Directors or a Committee thereof, shall be given in the manner provided in the By-Laws.

     Section 4. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as otherwise fixed pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Section 5. REMOVAL OF DIRECTORS. Subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office without cause only by the affirmative vote of the holders of two-thirds (66.67%) of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

     Section 6. STOCKHOLDER ACTIONS. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the President or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

     Section 7. BY-LAW AMENDMENTS. The Board of Directors shall have power to make, alter, amend and repeal the By-Laws (except so far as the By-Laws adopted by the stockholders shall otherwise provide). Any By-Laws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Articles II and III of the By-Laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least two-thirds (66.67%) of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     Section 8. AMENDMENT, REPEAL, ETC. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two thirds (66.67%) of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal, this Article V or any provision hereof.


                                   ARTICLE VI

     Section 1.  VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS.

                 A. HIGHER VOTE FOR CERTAIN BUSINESS COMBINATIONS. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in Section 2 of this Article VI:

                     (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; and

                     (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation having an aggregate Fair Market Value of $2,000,000 or more; or

                     (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $2,000,000 or more; or

                     (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

                     (v) any reclassification of securities (including any reverse stock split), recapitalization, reorganization, merger or consolidation of the Corporation, or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Equity Security (as hereinafter defined) of the Corporation or any Subsidiary which is directly or indirectly owned by an Interested Stockholder or any Affiliate of any Interested Stockholder,

shall require the affirmative vote of the holders of at least two-thirds (66.67%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class (it being understood that for the purposes of this Article VI, each share of the Voting Stock shall have the number of votes granted to it pursuant to or in accordance with the provisions of Article IV of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

                 B. DEFINITION OF "BUSINESS COMBINATION." The term "Business Combination" used in this Article VI shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of Paragraph A of this Section 1.

     Section 2.  WHEN HIGHER VOTE IS NOT REQUIRED.

     The provisions of Section 1 of this Article VI shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if all of the conditions specified in either of the following paragraphs A or B are met:

                 A. APPROVAL BY DISINTERESTED DIRECTORS. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

                 B. PRICE AND PROCEDURE REQUIREMENTS. All of the following conditions shall have been met:

                     (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination, shall be at least equal to the higher of the following:

                            (a) if applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the terms of the proposed Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; or

                            (b) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article VI as the "Determination Date"), whichever is higher.

                     (ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B(ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                            (a) if applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it
                 (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; or

                            (b)  if applicable, the highest preferential
                 amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation); or

                            (c)  the Fair Market Value per share of such
                 class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

                     (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. The price determined in accordance with paragraph B(i) and B(ii) of this Section 2 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

                     (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business
     Combination: (a) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or upon liquidation; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors; and (c) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

                     (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                     (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall have been mailed to public stockholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     Section 3.  CERTAIN DEFINITIONS.

     For the purposes of this Article VI:

                 A. A "person" shall mean any individual, firm, corporation or other entity.

                 B. "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

                     (i) is the beneficial owner, directly or indirectly, of five percent (5%) or more of the voting power of the outstanding Voting Stock; or

                     (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was in beneficial owner, directly or indirectly, of 5% or more of the voting power of the then outstanding Voting Stock; or

                     (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

                 C.  A person shall be "beneficial owner" of any Voting Stock:

                     (i) which such person of any of its Affiliates or Associates (as hereinafter defined) beneficially owns directly or indirectly; or

                     (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                     (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                 D. For the purpose of determining whether a person is an Interested Stockholder pursuant to paragraph B of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this
Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                 E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1990.

                 F. "Subsidiary" means any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation, provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph B of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of Equity Security is owned, directly or indirectly, by the Corporation.

                 G. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

                 H. "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange -- Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") National Market, or, if such stock is not traded on the NASDAQ National Market, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the NASDAQ or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

                 I. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraph B(i) and (ii) of Section 2 of this Article VI shall include the shares of Common

Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

                 J. "Equity Security" shall have the meaning ascribed to such term in Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect on January 1, 1990.

     Section 4.  POWERS OF THE BOARD OF DIRECTORS.

     A majority of the directors shall have the power and duty to determine for the purposes of this Article VI, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $2,000,000 or more. A majority of the directors shall have the further power to interpret all of the terms and provisions of this Article VI.

     Section 5.  NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED
STOCKHOLDERS.

     Nothing contained in this Article VI shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     Section 6.  AMENDMENT, REPEAL, ETC.

     Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws) the affirmative vote of the holders of two-thirds (66.67%) or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with this
Article VI or any provision hereof.


                                  ARTICLE VII

     No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the full extent permitted by the Delaware General Corporation Law, as so amended.


                                  ARTICLE VIII

     The Corporation shall indemnify to the full extent permitted by the laws of the State of Delaware as from time to time in effect any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The right to indemnification conferred by this Article IX shall also include the right of such persons to be paid in advance by the Corporation for their expenses to the full extent permitted by the laws of the State of Delaware as from time to time in effect. The right to indemnification conferred on such persons by this
Article IX shall be a contract right.

     Unless otherwise determined by the Board of Directors of the Corporation, the Corporation shall indemnify to the full extent permitted by the laws of the State of Delaware as from time to time in effect any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Corporation), by reason of the fact that he is or was an employee (other than an officer) or agent of the Corporation, or is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

     The rights and authority conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or By-Laws of the Corporation, agreement, vote of stockholders or Disinterested Directors or otherwise.

     Neither the amendment nor repeal of this Article IX, nor the adoption of any provision of the Certificate of

Incorporation or By-Laws or of any statute inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX, in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.


                                   ARTICLE IX

     The names and mailing addresses of the persons who shall serve as the initial directors of the Corporation, and, pursuant to Article V, Section 2, the Classes to which they are assigned, are as follows:


                                    CLASS I

                                 Marvin Hewitt
              5916 So. Indianapolis Ave., Tulsa, Oklahoma 74135


                                   CLASS II

                                 Warren DeMoss
                     1007 Tulip Tree, Houston, Texas 77090


                                  CLASS III

                                Rogers E. Beall
              9400 East Maplewood Ave., Englewood, Colorado 80111

Each such director shall serve for the term specified in Article V, Section 2, for his respective Class and until his successor is elected and qualified.


                                   ARTICLE X

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.


                                   ARTICLE XI

     The name and mailing address of the sole incorporator is: David A.
Dilger, 370 17th Street, Suite 4700, Denver, Colorado 80202. The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation in the office of the Secretary of State of the State of Delaware.

     The undersigned, being the sole incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate of Incorporation, hereby declaring, affirming, acknowledging and certifying, under penalties of perjury, that this is the act and deed of the undersigned and that the facts stated herein are true, and accordingly has hereunto set his hand this 7 day of June, 1990.


                                            SOLE INCORPORATOR

                                            /s/ David A. Dilger
                                            ------------------------------

                              STATE OF DELAWARE

                                    [LOGO]

                         OFFICE OF SECRETARY OF STATE


     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF FIRST SEISMIC CORPORATION FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF SEPTEMBER, A.D. 1990, AT 10:30 O'CLOCK A.M.


                    *  *  *  *  *  *  *  *  *  *  *  *



                                       /s/ Michael Harkins
                                       -----------------------------------
                                       Michael Harkins, Secretary of State

       [SEAL]                          AUTHENTICATION:  *3835647
                 911215111                       DATE:  05/01/1991

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED 10:30 AM 09/17/1990
                                                        730260047 - 2232755

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           FIRST SEISMIC CORPORATION


     FIRST SEISMIC Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of FIRST SEISMIC Corporation, resolutions were duly adopted setting forth the proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendments are as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article V, Section 4 and Section 6 so that, as amended said Article shall be and read as follows:

                 Section 4. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as otherwise fixed pursuant to the provisions of
                 Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors; provided that any vacancy created by a removal of a director of the Corporation pursuant to Section 5 of this
                 Article V may be filled by action of the stockholders taken at the same meeting at which the vacancy was created. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbant director.

                 Section 6. STOCKHOLDER ACTIONS. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the President or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, and shall be called by the President or Secretary at the written request of stockholders holding at least 10% of the outstanding capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with the General Corporation Law of the State of Delaware at which meeting the necessary number of shares were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, FIRST SEISMIC Corporation has caused this certificate to be signed by Rogers E. Beall, its President, and Eric A. Simons, its Secretary, this 15 day of September, 1990.

                                  By:  /s/ Rogers E. Beall
                                       -----------------------------------
                                  President



                                  Attest:  /s/ Eric A. Simons
                                           -------------------------------
                                  Secretary

                                                        STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                     FILED 09:00 AM 07/23/1992
                                                        922065067 - 2232755

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION

FIRST SEISMIC Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of FIRST SEISMIC Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Article IV" so that, as amended, said Article shall be and read as follows:

     Section 1. AUTHORIZED SHARES. The number of shares of capital stock of all classes which the Corporation shall have authority to issue is eleven million (11,000,000) shares, of which ten million (10,000,000) shares shall be of a class designed as Common Stock, with a par value of One Cent ($.01) per share, and one million (1,000,000) shares shall be of a class designed as Preferred Stock, with a par value of One Dollar ($1.00).

SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held on June 18, 1992, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said FIRST SEISMIC Corporation has caused this certificate to be signed by Rogers E. Beall, its President, and James Wilson, its Secretary this 14th day of July, 1992.

                                  By:  /s/ Rogers E. Beall
                                       -----------------------------------
                                               President



                                  By:  /s/ James Wilson
                                            ------------------------------
                                               Secretary